J.H. COHN LLP
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September 15, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
SECPS/ Mail Stop 11-3
Washington, D.C. 20549

Gentlemen:

We have read the statements made by Viscount Systems, Inc., which we understand will be filed with the Commission pursuant to Item 4 of Form 8-K, for the month of December 2005. We agree with the statements concerning our firm in the first three paragraphs of Item 4.01 in such Form 8-K.

Very truly yours,

/s/ J. H. Cohn LLP